SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CORIXA CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Title of each class		transaction
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April      , 2004

Dear Corixa Stockholders:

      On behalf of Corixa Corporation, I cordially invite you to attend our 2004 annual meeting of stockholders to be held on Friday, May 28, 2004, at 1:00 p.m., local time, at the Bell Harbor International Conference Center located at Pier 66, 2211 Alaskan Way, Seattle, Washington, 98121. Parking is available across the street at the Art Institute of Seattle parking garage. Detailed directions are available at www.bellharbor.com.

      At the annual meeting, you will be asked to (1) elect seven directors to our board of directors, (2) approve the reincorporation of the Company from Delaware to Washington, (3) ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, and (4) transact any other business properly presented at the annual meeting. Additional details regarding the proposals are included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

      Whether or not you plan to attend the annual meeting, it is important that your shares are represented. Please read the enclosed proxy statement and mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope to ensure that your vote is counted. Of course, if you attend the annual meeting, you will have the right to vote your shares in person.

      On behalf of the board of directors, I would like to express our appreciation for your continued interest in Corixa. We look forward to seeing you at the annual meeting.

Sincerely,

Steven Gillis, Ph.D.
Chairman and Chief Executive Officer

PROXY STATEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE COMPANY’S REINCORPORATION FROM DELAWARE TO WASHINGTON
PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2003
AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FORM 10-K
APPENDIX A
Amended and Restated Charter of the Audit Committee of the Board of Directors
APPENDIX B
AGREEMENT AND PLAN OF MERGER BETWEEN CORIXA WASHINGTON CORPORATION, A WASHINGTON CORPORATION, AND CORIXA CORPORATION, A DELAWARE CORPORATION
APPENDIX C
ARTICLES OF INCORPORATION OF CORIXA WASHINGTON CORPORATION

CORIXA CORPORATION

1124 Columbia Street
Suite 200
Seattle, Washington 98104

Notice of the 2004 Annual Meeting of Stockholders

to Be Held May 28, 2004

       We will hold the 2004 annual meeting of stockholders of Corixa Corporation on Friday, May 28, 2004, at 1:00 p.m., local time, at the Bell Harbor International Conference Center located at Pier 66, 2211 Alaskan Way, Seattle, Washington, 98121, for the following purposes:

•	To elect seven directors to our board of directors, who will hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

•	To approve the reincorporation of the Company from Delaware to Washington;

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

•	To transact any other business properly presented at the annual meeting and any adjournments or postponements of the annual meeting.

      These items of business are more fully described in the proxy statement accompanying this notice. Our board of directors has fixed the close of business on April 15, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

      Your board of directors recommends that you vote FOR the nominees for director, FOR the reincorporation of the Company from Delaware to Washington and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.

      At the annual meeting, we will provide a report on our 2003 business results and other matters of interest to stockholders.

      All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

By Order of the Board of Directors,

Kathleen N. McKereghan
Secretary

Seattle, Washington

April      , 2004

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, WE WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
THANK YOU FOR ACTING PROMPTLY.

2

CORIXA CORPORATION

1124 Columbia Street Suite 200
Seattle, Washington 98104

PROXY STATEMENT

General

      This proxy statement is furnished to the stockholders of Corixa Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2004 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Friday, May 28, 2004, at 1:00 p.m., local time, at the Bell Harbor International Conference Center located at Pier 66, 2211 Alaskan Way, Seattle, Washington, 98121.

      This proxy statement, the enclosed proxy card and our annual report to stockholders for the fiscal year ended December 31, 2003, including consolidated financial statements, were first mailed to stockholders entitled to vote at the annual meeting on or about April      , 2004.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) signing and returning a written notice of revocation, (ii) returning a duly executed proxy bearing a later date to us (to the attention of Michelle Burris), or (iii) attending the annual meeting and voting in person.

Record Date and Outstanding Shares

      The close of business on April 15, 2004 has been fixed as the record date to determine the holders of shares of our stock entitled to notice of and to vote at the annual meeting. At the close of business on the record date, we had approximately                     shares of common stock outstanding held by approximately                     stockholders of record, 12,500 shares of Series A preferred stock held by one stockholder of record and 37,500 shares of Series B preferred stock held by one stockholder of record.

      Each outstanding share of common stock on the record date is entitled to one vote on all matters. Each outstanding share of Series A preferred stock is entitled to one vote for each share of common stock into which the Series A preferred stock could be converted, rounded to the nearest whole number of shares. Each outstanding share of Series B preferred stock is entitled to one vote for each share of common stock into which the Series B preferred stock could be converted, rounded to the nearest whole number of shares. As of the record date, for purposes of voting, the Series A preferred stock was convertible into approximately 1,470,588 shares of common stock and the Series B preferred stock was convertible into approximately 1,465,989 shares of common stock.

Quorum and Vote Required

      The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector will also determine whether or not a quorum is present at the annual meeting. A quorum for the annual meeting is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock and preferred stock on an as-converted basis entitled to vote at the annual meeting. Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum.

      If your shares are represented by a proxy, they will be voted in accordance with your directions. If you sign and return your proxy without giving any direction, your shares will be voted in accordance with our recommendations. For the election of directors, the seven directors who receive the greatest number of affirmative votes of the shares of common stock and preferred stock on an as-converted basis present in person or represented by proxy at the annual meeting will be elected to the board. Stockholders are not entitled to cumulate votes in the election of directors. The affirmative vote of the holders of shares representing a majority of the outstanding shares entitled to vote at the annual meeting is required to approve the reincorporation. The affirmative vote of the holders of shares representing a majority of the votes present, in person or by proxy, and entitled to vote at the annual meeting is required to ratify the appointment of the independent auditors.

      Any broker, bank, nominee, fiduciary or other custodian which holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and which does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors, for the ratification of the independent auditors and for other routine matters for which it has not received voting instructions. Custodians do not have discretionary voting authority, however, with respect to nonroutine matters. A “broker nonvote” occurs when the custodian indicates on the proxy card that it may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. An abstention occurs when a stockholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority to vote” box on the proxy card) or when a stockholder who has not given a proxy is present at the meeting but does not cast a ballot. With respect to the reincorporation, broker nonvotes will have the same effect as votes against that proposal. Because custodians will have discretionary voting authority with respect to the election of directors and the ratification of the independent auditors, however, there will be no broker nonvotes with respect to those proposals.

      In the election of directors, abstentions will result in the nominees receiving fewer votes but will have no effect because the outcome is determined by a plurality of the votes cast. With respect to the proposals to approve the reincorporation and to ratify the appointment of the independent auditors, however, abstentions will have the same effect as votes against those proposals.

      We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of stockholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

      We believe that the tabulation procedures to be followed by the inspector of elections are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

      The enclosed proxy card is solicited on behalf of our board of directors. We will conduct solicitation personally, by telephone or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Proxies will be solicited from individuals, brokers, bank nominees and other institutional holders by personal interview, mail and telephone. We will bear all costs directly or indirectly associated with the solicitation. We may reimburse officers, directors, employees, brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The size of the board is currently set at seven directors. The current members of the board of directors are Steven Gillis, Ph.D., Ronald Hunt, Robert Momsen, Arnold L. Oronsky, Ph.D., Samuel R. Saks, M.D., Gregory Sessler and James W. Young, Ph.D. At the annual meeting, seven directors are to be elected to hold office for a term of one year and, in each case, until his successor shall be elected and shall qualify.

      The persons named in the accompanying proxy intend to vote FOR the seven nominees listed below unless otherwise instructed in writing on the proxy. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for a substitute nominee who will be designated by the current board to fill the vacancy, or for the balance of the nominees without nomination of a substitute. Alternatively, the size of the board may be reduced in accordance with our bylaws. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or unwilling to serve as a director.

      Assuming a quorum is present, the seven nominees who receive the highest number of affirmative votes of shares entitled to be voted will be elected as our directors. Shares of common stock may not be voted cumulatively. The board of directors will consider nominations for directors from stockholders submitted in accordance with Section 2.5 of our bylaws. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure the election of as many of the nominees listed below as possible. The specific nominees that the proxy holders will vote for will be determined by the proxy holders.

Information About Nominees

      Set forth below is information regarding the nominees for whom the proxy holders will vote, including their principal occupation at present and for at least the last five years, other directorships held by them, the year in which each became a director of Corixa and their ages as of April 15, 2004:

Name of Nominee	Age	Position(s) with Corixa	Director Since

Steven Gillis, Ph.D.	50	Chairman and Chief Executive Officer	1994

Ronald Hunt	39	Director	2003

Robert Momsen(1)(2)	57	Director	2000

Arnold L. Oronsky, Ph.D.(3)	63	Director	1994

Samuel R. Saks, M.D.(1)	49	Director	2000

Gregory Sessler(1)	51	Director	2004

James W. Young, Ph.D.(2)(3)	59	Director	2000

(1)	Member of the audit committee.

(2)	Member of the nominating and corporate governance committee.

(3)	Member of the compensation committee.

      Steven Gillis, Ph.D. co-founded Corixa in October 1994 and has served as Chief Executive Officer and as a director of Corixa since that time. Dr. Gillis has served as our Chairman since March 1999. From 1994 to February 1999, Dr. Gillis served as our President. Dr. Gillis was a co-founder of Immunex Corporation, where he held multiple positions, including acting Chief Executive Officer and Chairman of the Board. Dr. Gillis is a director of Micrologix Biotech, Inc. and Genesis Research and Development Corporation and also serves on the boards of two private companies. Dr. Gillis graduated from Williams College and received his Ph.D. from Dartmouth College.

      Ronald Hunt has served as a director of Corixa since June 2003. Mr. Hunt is a partner in the healthcare technology group of Sprout Group, an affiliate of Credit Suisse First Boston, and has been at the firm since January 1998. Mr. Hunt currently serves as a director of six private companies. From November 1999 to March 2004, Mr. Hunt served as a director of Phase Forward. From 1994 to January 1998, he was a pharmaceutical industry consultant with Coopers & Lybrand Consulting and The Health Care Group. Mr. Hunt held a number of sales and marketing positions with Johnson & Johnson from 1992 to 1994 and with SmithKline Beecham Pharmaceuticals from 1986 to 1992. Mr. Hunt graduated with a B.S. from Cornell University and received his M.B.A. from The Wharton School.

      Robert Momsen has served as a director of Corixa since December 2000. From February 1995 to December 2000, Mr. Momsen served as a director of Coulter Pharmaceutical, Inc. Since August 1982, Mr. Momsen has been a general partner of InterWest Partners. While Mr. Momsen is not a general partner of InterWest Partners VII and VIII, he continues as a general partner at InterWest Partners IV, V and VI. He currently serves as a director of Therasense, Inc. in addition to two private companies. Mr. Momsen graduated with a B.S. in engineering from Stanford University in 1968 and a M.B.A from Stanford University in 1972.

      Arnold L. Oronsky, Ph.D. has served as a director of Corixa since 1994. From February 1995 to December 2000, Dr. Oronsky served as Chairman of the Board of Directors of Coulter Pharmaceutical, Inc. and from February 1995 to April 1996, he served as its President and Chief Executive Officer. Dr. Oronsky has been a general partner at InterWest Partners, a venture capital firm, since 1994. From 1977 to 1993, he served as the Vice President for Discovery Research at Lederle Laboratories. Dr. Oronsky currently serves as a director of Dynavax Technologies Corporation and Myogen, Inc. Dr. Oronsky graduated from New York University and received his Ph.D. from Columbia University.

      Samuel L. Saks, M.D. has served as a director of Corixa since December 2000. Since March 2003, Dr. Saks has been the Chief Executive Officer of Jazz Pharmaceuticals, Inc. From April 2000 to December 2000, Dr. Saks served as a director of Coulter Pharmaceutical, Inc. From June 2001 to January 2003, Dr. Saks was Company Group Chairman of ALZA Corporation, an operating company of Johnson & Johnson. Dr. Saks received his M.D. with honors from the University of Illinois at the Medical Center in Chicago. Dr. Saks completed his residency in Internal Medicine at Parkland Memorial Hospital in Dallas and his fellowship in oncology at the University of California, San Francisco. Dr. Saks is board certified in oncology and is a diplomat of the American Board of Internal Medicine.

      Gregory Sessler has served as a director of Corixa since March 2004. Since November 2002, Mr. Sessler has been the Chief Financial Officer of Spiration, Inc. He served as Senior Vice President, Chief Financial Officer of Rosetta Inpharmatics, Inc. from March 2000 until its acquisition by Merck & Co. in July 2001. From 1995 to March 2000, he served as Chief Financial Officer and Senior Vice President, Strategic Market Development of Sonus Pharmaceuticals, Inc. Mr. Sessler is chairman of the board of the Washington Biotechnology and Biomedical Association and serves on the board of one private company. Mr. Sessler graduated from Syracuse University and received his M.B.A. from Stanford Graduate School of Business.

      James W. Young, Ph.D. has served as a director of Corixa since 2000. He is currently Executive Chairman of Sunesis Pharmaceuticals, Inc. From May 2000 to December 2003, Dr. Young has been the Chief Executive Officer of Sunesis Pharmaceuticals, Inc. From 1995 to May 2000, Dr. Young served as Senior Vice President, Commercial Development and Senior Vice President, Research and Development, and as a Group Vice President of ALZA Technologies, a division of ALZA Corporation. From 1992 to 1995, he served as President of the Pharmaceuticals Division of Affymax, N.V. From 1987 to 1992, he served as Senior Vice President and General Manager of the Pharmaceuticals Division of Sepracor, Inc. Dr. Young graduated from Fordham University and received his Ph.D. from Cornell University.

Required Vote

      The seven nominees receiving the highest number of affirmative votes of our common stock and preferred stock on an as-converted basis present at the annual meeting in person or by proxy and entitled to vote shall be elected as directors.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR all nominees named above.

Director Independence and Other Matters

      The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Ronald Hunt, Robert Momsen, Arnold Oronsky, Ph.D., Samuel R. Saks, Ph.D., Gregory Sessler and James W. Young, Ph.D.

      The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission, or SEC, and the Internal Revenue Service. The board has further determined that Gregory Sessler, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

      The board has established a policy under which interested stockholders can send communications to the board, a committee of the board and to individual directors. Under this policy, stockholders may send written communications to the Corporate Secretary, Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104. The Corporate Secretary will forward such communication to the board, the appropriate committee of the board, or to individual directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication and/or take appropriate legal action regarding the communication. Dr. Gillis, Dr. Saks and Dr. Young attended the 2003 annual meeting of stockholders.

Committees of the Board of Directors and Meetings

      The board of directors held a total of six meetings during 2003 and also took action once by unanimous written consent. The board has established an audit committee, a compensation committee and a nominating and corporate governance committee. During 2003, each incumbent director attended at least 75% of the aggregate number of meetings of the board and meetings of the committees of the board on which he served.

     Audit Committee

      The audit committee for the fiscal year ended December 31, 2003 consisted of Mr. Momsen, Mr. Lacob and Dr. Saks, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The audit committee currently consists of Mr. Momsen, Dr. Saks and Mr. Sessler, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The audit committee met five times during the year 2003. The board has determined that Gregory Sessler is an audit committee financial expert and that each of the members of the audit committee is independent in accordance with applicable NASD listing standards and SEC rules and regulations. The audit committee operates under a written charter adopted by the board of directors, that may be amended by the board at any time, in which case the most current version will be available on our web site at http://corixa.com. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee assists the board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our independent auditors. The audit committee appoints, compensates, retains and oversees the work of the firm of independent auditors employed by us to conduct the annual audit examination of our financial statements. The members meet with the independent auditors and financial management to review: the scope of the proposed audit for the year; the audit procedures to be utilized; audit fees; and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the financial statements, the related footnotes and the independent auditors’ report thereon and makes related recommendations to the board as the audit committee deems appropriate. The report of the audit committee is set forth below.

     Compensation Committee

      The compensation committee for the fiscal year ended December 31, 2003 consisted of Mr. Lacob, Dr. Oronsky and Dr. Young, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The compensation committee currently consists of Dr. Oronsky and Dr. Young, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The compensation committee met three times during 2003 and also took action once by unanimous written consent. Its functions are to review and approve the compensation and benefits for our executive officers and make recommendations to the board regarding these matters. The report of the compensation committee is set forth below.

     Nominating and Corporate Governance Committee

      The nominating and corporate governance committee currently consists of Mr. Momsen and Dr. Young, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The nominating and corporate governance committee met two times during 2003 and also took action once by unanimous written consent. The nominating committee monitors and safeguards the independence of our board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at our annual meetings. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. The nominating and corporate governance committee also provides a leadership role in shaping our corporate governance and periodically reviews and assesses the adequacy of our Code of Ethics and makes recommendations to the board regarding any modifications or waivers of our Code of Ethics.

Director Nominations Process

      The board of directors has adopted a Charter of the Nominating and Corporate Governance Committee that describes duties and responsibilities of the nominating and corporate governance committee. The board may amend this charter at any time, in which case the most current version will be available on our web site at http://www.corixa.com. Under its charter, the nominating and corporate governance committee is responsible for developing criteria for evaluating nominees for the board and the committees of the board.

     Process for Identifying Candidates

      Our nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by our stockholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board, senior level management, individuals personally known to the members of the board and research, including publications, databases and Internet searches. In addition, the nominating and corporate governance committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

     Nomination Right of Stockholders

      In accordance with our bylaws and applicable law, recommendations for nominations for election as directors for consideration by the nominating and corporate governance committee may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for consideration by the nominating and corporate governance committee for election as directors are set forth in our bylaws and the section below entitled “Stockholder Proposals.”

      Subject to the superior rights, if any, of the holders of any class or series of stock that we may issue in the future having a preference over our common stock, if a stockholder complies with these procedures for recommending persons for consideration by the nominating and corporate governance committee for election as directors, the nominating and corporate governance committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the stockholder-recommended candidates and, in the exercise of the nominating and corporate governance committee’s independent judgment in accordance with the policies and procedures adopted in the nominating and corporate governance committee’s charter, will determine whether to recommend the stockholder-recommended candidates to the board for inclusion in the list of candidates for election as directors at the next annual meeting of stockholders held for such purpose.

     Evaluation of Candidates

      The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating and corporate governance committee’s initial evaluation, a candidate continues to be of interest, the nominating and corporate governance committee will arrange for appropriate background and reference checks.

Compensation of Directors

      In November 2003, we adopted the following compensation plan for nonemployee directors effective January 1, 2004:

Initial Appointment and Annual Re-election:

•	Upon initial appointment: 15,000 options

•	Upon annual re-election at the Annual Stockholder Meeting:

—	10,000 options plus $10,000 or

—	the option to forego cash and receive an additional 2,500 more retainer options (12,500 total)

Meeting Payments:

•	Board Meetings: $1,500 per meeting attended or $750 per meeting attended by phone

•	Committee Meetings: $500 per committee meeting

      In 2003, Dr. Young also received a $2,500 retainer every calendar quarter, a $1,000 board meeting attendance fee, a $500 committee meeting attendance fee and a $500 telephonic board meeting attendance fee. The other nonemployee directors do not receive any cash compensation for serving as a director.

Corporate Governance

      Current copies of the materials listed below related to our corporate governance policies and practices are available publicly on our web site at http://www.corixa.com.

•	Fifth Amended and Restated Certificate of Incorporation and any or all amendments thereto;

•	Amended and Restated Bylaws;

•	Charter of the Audit Committee (attached to this proxy statement as Appendix A);

•	Charter of the Nominating and Corporate Governance Committee;

•	Charter of the Compensation Committee;

•	Code of Ethics (applicable to directors, officers and employees); and

•	Corporate Governance Guidelines.

      Copies may also be obtained, free of charge, by writing to: Corporate Secretary, Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

Compensation Committee Interlocks and Insider Participation

      The compensation committee currently consists of Dr. Oronsky and Dr. Young. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL NO. 2

APPROVAL OF THE COMPANY’S REINCORPORATION

FROM DELAWARE TO WASHINGTON

      On February 10, 2004, the board unanimously approved the Company’s reincorporation from Delaware to Washington, including forms of the Merger Agreement and Articles of Incorporation and Bylaws of the merger Subsidiary. We request that our stockholders approve the Company’s reincorporation from Delaware to Washington.

      The board of directors believes that changing our state of incorporation from Delaware to Washington will serve the best interests of Corixa and its stockholders. The board of directors has approved the reincorporation, which would be accomplished by merging Corixa with and into a newly formed Washington subsidiary. At the annual meeting, the stockholders will be asked to approve the reincorporation.

      The principal reason that the board of directors recommends approval of the proposed reincorporation is briefly summarized below, followed by a discussion of the means by which we will effect reincorporation and the principal differences between Delaware and Washington corporate law with respect to stockholders.

Principal Reason for the Proposed Reincorporation

      The principal reason for our board of directors’ recommendation to reincorporate from Delaware to Washington is the substantial reduction in franchise taxes that will result from the reincorporation. The franchise tax, which is calculated based on assets and total authorized shares, was $150,000 in 2003 (calculated based on the assumed par value capital method). The state of Washington charges no such franchise tax; domestic companies incorporated in Washington pay only an annual report fee of $59. In addition, our headquarters offices are located in Washington.

Plan of Merger

      In order to effect the change in our state of incorporation, we will merge with and into Corixa Washington Corporation, or Corixa Washington, a newly created, wholly owned Washington subsidiary of Corixa, in accordance with the proposed Agreement and Plan of Merger attached to this proxy statement as Appendix B. In the merger, each outstanding share of our common stock, our Series A Preferred Stock and our Series B Preferred Stock will automatically be converted into one share of Corixa Washington common stock, Corixa Washington Series A Preferred Stock and Corixa Washington Series B Preferred Stock, respectively. Each outstanding certificate representing shares of our common stock, our Series A Preferred Stock and our Series B Preferred Stock will continue to represent the same number of shares of Corixa Washington common stock, Corixa Washington Series A Preferred Stock and Corixa Washington Series B Preferred Stock, respectively. Our stockholders will not need to exchange their existing share certificates. After the merger, our common stock will continue to be traded on the Nasdaq National Market under the same symbol, CRXA, without any interruption related to the reincorporation.

      The articles of incorporation and bylaws of Corixa Washington will be the articles of incorporation and bylaws of the surviving corporation. Corixa Washington’s articles of incorporation are attached to this proxy statement as Appendix C. Corixa Washington’s articles of incorporation and bylaws are substantially identical to Corixa’s current certificate of incorporation and bylaws, except for changes reflecting the differences between Washington and Delaware corporate law and changes described below. Upon the effectiveness of the merger, Corixa Washington’s name will be changed to Corixa Corporation.

      The discussion contained in this proxy statement is qualified in its entirety by reference to the full text of the proposed Agreement and Plan of Merger (attached to this proxy statement as Appendix B) and the articles of incorporation of Corixa Washington (attached to this proxy statement as Appendix C).

Effect of Reincorporation and Merger

      The reincorporation and merger will effect a change in our legal domicile and other changes of a legal nature, the most significant of which are described in this proxy statement. The reincorporation and merger will not result in any change in our name, business, management, location of our offices, assets, liabilities, net worth or accounting practices. Moreover, as noted above, our common stock will continue to be traded on the Nasdaq National Market under the symbol CRXA, without any interruption related to the reincorporation. The reincorporation and merger will not give rise to any appraisal or dissenters’ rights.

Principal Differences in Corporate Charters

      Our amended and restated certificate of incorporation differs from Corixa Washington’s articles of incorporation primarily as to indemnification of officers and directors and limitations on director liability, as a result of the differences between Washington and Delaware corporate law.

     Limitation on Director Liability

      Although the Washington Business Corporation Act (the “WBCA”) and the Delaware General Corporation Law (the “DGCL”) allow charter documents to eliminate or limit the personal liability of directors, the two statutes prescribe different limitations. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in specified circumstances involving (a) intentional misconduct or knowing violation of law, (b) unlawful distributions, or (c) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article IX of Corixa Washington’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director’s liability to the registrant and its shareholders.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit. Article IX of our certificate of incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director shall not be liable to Corixa or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX also provides that any amendment to or repeal of Article IX shall not adversely affect any right or protection of our directors for or with respect to any acts or omissions of the directors occurring prior to the amendment or repeal.

     Indemnification of Directors and Officers

      Sections 23B.08.500 through 23B.08.600 of the WBCA provide that a corporation may indemnify a director who is made party to a proceeding if the director acted in good faith, reasonably believed that his or her conduct was in the corporation’s best interests (or, if the director was not acting in his or her official capacity with respect to the corporation, at least not opposed to the corporation’s best interests) and had no reasonable cause to believe that his or her conduct was unlawful. The determination that the director met this standard of conduct must be made by the board of directors, a committee of the board of directors, special legal counsel or by the shareholders, in accordance with the provisions of Section 23B.08.550. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation (also known as a “derivative action”) in which the director is adjudged liable to the corporation or in connection with any other proceeding in which the director is adjudged liable on the basis that he or she received an improper personal benefit. In the case of derivative actions, indemnification extends only to reasonable expenses incurred in connection with the defense or settlement of the action. These provisions authorize a corporation to provide, or a court to award, indemnification to directors and officers on terms sufficiently broad to permit indemnification under some circumstances for liabilities arising under the Securities Act. Section 10 of Corixa

Washington’s bylaws provides for indemnification of directors, officers, employees and agents to the maximum extent permitted by Washington law.

      Section 145 of the DGCL provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings (other than derivative actions), whether civil, criminal, administrative or investigative, if they acted in good faith and in a manner they reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval must be obtained before there can be any indemnification of an action in which the person seeking indemnification has been found liable to the corporation. The statute provides that this indemnification is not exclusive of other indemnification that may be granted by the corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreements or otherwise. Article IX of our bylaws provides for indemnification to the fullest extent permitted by Delaware law. Subject to any restrictions imposed by the DGCL, our bylaws provide an unconditional right to indemnification for all expense, liability and loss actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of Corixa or that, being or having been a director or officer, such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

      We have included undertakings in various registration statements filed with the SEC that, if indemnification may be permitted to a director, officer or controlling person of Corixa relating to liabilities arising under the Securities Act, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by us would be against public policy as expressed in the Securities Act and will be governed by any final adjudication of the issue.

     Number of Directors

      Our Certificate of Incorporation authorizes the board to fix the number of directors by a bylaw or an amendment thereof adopted by 66 2/3% of the members of the board of directors. Corixa Washington’s articles of incorporation provide that number of directors shall be fixed as provided in Corixa Washington’s bylaws. The bylaws of Corixa Washington provide that the board shall be comprised of no less than three and no more than ten directors, which number shall be established by 66 2/3% of the members of the board.

     Other Differences

      There are a number of other differences between our certificate of incorporation and Corixa Washington’s articles of incorporation. These differences are not expected to have any material effect on our governance. In addition, variations exist between the respective bylaws of Corixa and Corixa Washington, but none of these provisions are expected to have a material effect on governance.

Differences in Corporate Law

      The DGCL currently governs the rights of our stockholders. After the merger, those rights will be governed by the WBCA. The following discussion summarizes significant differences between the provisions of the WBCA and DGCL, as applicable to a public company.

     Provisions Affecting Acquisitions and Business Combinations

      Chapter 19 of the WBCA prohibits a “target corporation,” with limited exceptions, from engaging in specified “significant business transactions” with an “acquiring person” (or an affiliate of the acquiring person) that owns 10% or more of the voting securities of the target corporation for a period of five years after the acquisition of 10% or more of the voting securities, unless the transaction or the share acquisition by the acquiring person is approved by a majority of the target corporation’s directors before the date of the share acquisition. The prohibited transactions include, among others, merger or consolidation with, a significant disposition of assets to, redemption of stock from or issuance of shares or rights to acquire shares to, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares, or allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, the transaction may occur if specified criteria are met.

      Target corporations include all publicly traded domestic corporations, as well as foreign corporations that meet specified requirements. Foreign corporations that are required to have a certificate of authority to transact business in Washington are also subject to the statute if (a) the corporation has a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act; (b) its principal executive office is located in Washington; (c) it has (i) more than 10% of its shareholders of record resident in Washington, (ii) more than 10% of its shares owned by Washington residents, or (iii) 1,000 or more shareholders of record in Washington; (d) a majority of its employees, together with those of its subsidiaries, are Washington residents or it, together with its subsidiaries, employs more than 1,000 Washington residents; and (e) a majority of the corporation’s tangible assets, together with those of its subsidiaries, are located in Washington or the corporation, together with its subsidiaries, has more than $50 million worth of tangible assets in Washington. A corporation that does not qualify as a target corporation will nonetheless be deemed to be a target corporation if the failure to satisfy the criteria is caused by the action of, or is the result of a proposal by, the acquiring person or affiliate of the acquiring person. We believe that we, as a Delaware corporation doing business in Washington, are already subject to Chapter 19 of the WBCA.

      Section 203 of the DGCL provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in specified “business combinations” with the target corporation for a period of three years following the date the person’s became an interested stockholder, unless (a) the board of directors of the target corporation has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (b) the interested stockholder owns at least 85% of the target corporation’s voting stock outstanding at the time the business combination is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine individually whether shares will be tendered in a tender or exchange offer); or (c) the business combination is approved by the board of directors of the target corporation and approved by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock of the target corporation not owned by the interested stockholder.

      These restrictions placed on interested stockholders by Section 203 do not apply in specific circumstances, including when (a) the target corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (b) the target corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that the amendment is (i) approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote, (ii) will not be effective until 12 months after its adoption, and (iii) will not apply to any business combination with a person who became an interested stockholder at or before its adoption.

      We believe that the differences between these two statutes, as they apply to us are not material. As discussed above, Corixa believes that it is already subject to the WBCA statute. After the reincorporation, we would continue to be subject to the provisions of Chapter 19 of the WBCA as a domestic corporation with a class of voting securities registered under the Exchange Act. After the merger, however, we would no longer be subject to the provisions of Section 203 of the DGCL.

     Amendment of Articles/ Certificate of Incorporation

      The WBCA authorizes a corporation’s board of directors to make various changes to its articles of incorporation without shareholder approval, including changing the corporate name, if the corporation has only one class of shares outstanding changing the number of authorized shares in order to effectuate a stock split or stock dividend in the corporation’s own shares, or to change the authorized number of shares in proportion thereto and changing or eliminating provisions with respect to par value. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders with the proposed amendment. An amendment to the articles of incorporation of a public company must be approved by a majority of all votes entitled to be cast by each voting group that has the right to vote on the amendment and, if the amendment is to the articles of incorporation of a public company, by a majority of all the votes entitled to be cast by that voting group. If the amendment relates to an organic change specified in the WBCA (for example, a merger or the sale of substantially all of the corporation’s assets), however, the amendment must be approved by two-thirds of the votes entitled to be cast by each voting group entitled to vote as a separate group, unless the articles of incorporation allow a lesser vote, but not less that a majority of all votes entitled to be cast. Corixa Washington’s articles of incorporation will permit amendment of the articles by a majority vote of all votes entitled to be cast.

      Under the DGCL, amendments to a corporation’s certificate of incorporation require the approval of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class, unless a higher proportion is specified in the certificate of incorporation. Our certificate of incorporation provides that amendments to Article VI (“Directors”) requires the approval of at least two-thirds of the outstanding shares. Corixa Washington’s articles of incorporation will retain the same requirement.

     Mergers, Acquisitions and Other Transactions

      Under the WBCA, a merger, consolidation, sale of substantially all of a corporation’s assets other than in the regular course of business, or a dissolution of a public corporation must be recommended by the board of directors, and approved by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a different proportion is specified in the articles of incorporation. The WBCA allows companies to provide for a lesser vote or lesser vote by separate voting groups, so long as the vote provided for each separate voting group is not less than a majority of all votes entitled to be cast. Corixa Washington’s articles of incorporation will permit a merger, consolidation, sale of substantially all of the corporation’s assets by a majority vote of all votes entitled to be cast.

      Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.

     Action Without a Meeting

      Under the WBCA, shareholders of a public company may not take action without a meeting. Unless otherwise provided for in a company’s certificate of incorporation, the DGCL authorizes stockholder action without a meeting if consents are received from holders of not less than the minimum number of outstanding shares that would be necessary to approve the action at a meeting. Our certificate of incorporation does not allow action by stockholders by written consent of holders of all outstanding shares. As a result, there will be no difference in the ability of shareholders of Corixa Washington to take action without a meeting.

     Special Meetings of Stockholders

      Under the WBCA, the board of directors, persons authorized by the corporation’s articles of incorporation or bylaws and shareholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered may call a special meeting of the corporation’s shareholders. Under Washington law, however, the right of shareholders of a public company to call a special meeting may be limited by the corporation’s articles of incorporation. The DGCL provides that the board of directors or a person authorized by the certificate of incorporation or bylaws may call a special meeting of the stockholders. Corixa’s bylaws provide that a special meeting of stockholders may be called by the board of directors, the chairman, the president or stockholders representing 80% of the outstanding voting shares. Corixa Washington’s articles of incorporation will similarly establish that special meeting of shareholders may be called by the board of directors, the chairman, the president or shareholders representing 80% of the outstanding voting shares.

     Class Voting

      Under the WBCA, the articles of incorporation of a corporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on particular matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and mergers that adversely affect the rights of holders of that class. The DGCL requires voting by a separate class only with respect to amendments to the certificate of incorporation that adversely affect the holders of that class or that increase or decrease the aggregate number of authorized shares or the par value of the shares of that class.

     Transactions With Officers or Directors

      The WBCA provides a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if (a) it is approved by a majority of qualified directors; (b) it is approved by the affirmative vote of a majority of all qualified shares; or (c) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, a “qualified director” is one who does not have (i) a conflicting interest respecting the transaction or (ii) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest that would reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest with respect to the transaction.

      The DGCL provides that a contract or transaction between a corporation and one or more of its officers or directors or an entity in which the director or officer has an interest is not void or voidable solely because of that interest or the participation of the director or officer in a meeting in which the board of directors or a committee of the board of directors authorizes the contract or transaction if (a) the material facts as to the relationship or interest and the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors; (b) the material facts as to the relationship or interest and the contract or transaction are disclosed or are known to the stockholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by the requisite vote of the stockholders; or (c) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the stockholders.

     Appraisal or Dissenters’ Rights

      Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of his or her dissenters’ rights, to obtain fair value of his or her shares in the event of specified corporate actions, including mergers, consolidations, share exchanges, sales of substantially all the assets of the corporation and amendments to the corporation’s articles of incorporation that materially and adversely affect that shareholder’s rights. Under the DGCL, appraisal rights are available only in connection with specified mergers or consolidations, unless otherwise provided in the corporation’s certificate of incorporation. Unless the certificate of incorporation otherwise provides, however, the DGCL does not provide appraisal rights even for specified mergers or consolidations if (a) the shares of the corporation are listed on a national securities exchange, designated as a “national market system” security or held of record by more than 2,000 stockholders (so long as the stockholders receive in the merger shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange, designated as a national market system security or held of record by more than 2,000 stockholders) or (b) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. The procedure for exercise of dissenters’ rights under the WBCA is also different from the procedure to perfect appraisal rights under the DGCL. Corixa’s common stock is, and will continue to be after the reincorporation, quoted on the Nasdaq National Market. Our stockholders currently would not have statutory appraisal rights under the DGCL in the corporate actions described above, but would have statutory dissenters’ rights under the WBCA.

     Tax Consequences

      We anticipate that the reincorporation will constitute a tax-free reorganization under the Internal Revenue Code and no gain or loss will be recognized for federal income tax purposes by us, Corixa Washington or the stockholders as a result of the merger. We further anticipate that shareholders will have the same tax basis and holding period for the shares of Corixa Washington they will be deemed to receive in exchange for their Corixa shares as they have for their Corixa shares. In addition, Corixa Washington generally will succeed to the tax attributes of Corixa.

      The general tax-free character of the reincorporation depends on the “continuity of interest” requirement that stockholders retain, through ownership of Corixa Washington securities, a significant equity interest in our business after the reincorporation. If this requirement is not met, the reincorporation may not be a tax-free reorganization, which could result in a taxable event for both Corixa and its stockholders. Because we will not apply for a ruling from the IRS with respect to the federal income tax consequences of the reincorporation, Corixa cannot guarantee that the IRS will agree with its conclusions regarding the federal income tax consequences of the reincorporation.

      This federal income tax discussion is based on current law. Although this discussion is intended to cover the material federal income tax consequences of the reincorporation, it may not address issues that are material to a stockholder in light of his or her particular tax situation and does not address foreign, state or local tax consequences. Each stockholder is urged to consult his or her own tax advisor concerning the particular tax consequences of the reincorporation to that stockholder.

Required Vote

      The affirmative vote of the holders of shares of our common stock and preferred stock on an as-converted basis representing a majority of the outstanding shares of our common stock and preferred stock on an as-converted basis entitled to vote at the annual meeting is required to approve our reincorporation from Delaware to Washington.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR our reincorporation from Delaware to Washington.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      On February 10, 2004, the board unanimously approved the recommendation of the audit committee that Ernst & Young LLP be retained as our independent auditors and selected and appointed Ernst & Young to serve as our independent auditors for the year ending December 31, 2004. We request that our stockholders ratify the board’s selection of Ernst & Young, as independent auditors, to audit our accounts and records for the year ending December 31, 2004, and to perform other appropriate services.

      The board’s selection and appointment are subject to reconsideration by the board in the event that our stockholders fail to ratify the selection of Ernst & Young. Whether or not the board’s selection is ratified, the board in its discretion may retain Ernst & Young or direct the appointment of a different independent accounting firm at any time during the year if the board determines that such action would be in our best interests or in the best interests of our stockholders.

Required Vote

      The affirmative vote of a majority of the shares of our common stock and preferred stock on an as-converted basis present at the annual meeting in person or by proxy and entitled to vote shall be required to ratify the selection of Ernst & Young as independent auditors.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of shares of our common stock and preferred stock on an as-converted basis as of April 15, 2004 for

•	each person who is known by us to beneficially own more than five percent of the outstanding shares of common stock;

      •   each director;

      •   each executive officer named in the summary compensation table of this proxy statement; and

      •   all of our directors and officers as a group.

      On April 15, 2004, we had                                shares of common stock outstanding, which includes  shares issuable upon conversion of the Series A preferred stock and Series B preferred stock. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 15, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

Beneficial Ownership(2)

	Number of	Percentage of
Name and Address(1)	Shares	Total

Castle Gate, L.L.C.(3)
2365 Carillon Point
Kirkland, WA 98033

InterWest Partners(4)
2710 Sand Hill Road
2nd Floor
Menlo Park, CA 94025

Entities affiliated with Washington Mutual(5)
1201 Third Avenue 22nd Floor
Seattle, Washington 98101

Directors and named executive officers Steven Gillis, Ph.D.(6)

Ronald Hunt(7)

Robert Momsen(8)

Arnold Oronsky, Ph.D.(9)

Samuel R. Saks, M.D.(10)

Gregory Sessler(11)

James W. Young, Ph.D.(12)

Cindy Jacobs, Ph.D., M.D.(13)

Michelle Burris(14)

Kenneth Grabstein(15)

David Fanning(16)

All directors and executive officers as a group (11 persons)(17)

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each individual named above is Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

(2)	The applicable percentage of beneficial ownership is based on shares of our common stock outstanding as of April 15, 2004, including shares issuable upon conversion of the Series A preferred stock and Series B preferred stock.

(3)	Castle Gate, L.L.C. holds 12,500 shares of Series A preferred stock, which are convertible into an aggregate of shares of common stock, 37,500 shares of Series B preferred stock, which are convertible into an aggregate of shares of common stock, and warrants to purchase shares of common stock.

(4)	Includes shares held by InterWest Partners VIII, L.P., shares held by InterWest Investors VIII, L.P., shares held by InterWest Investors Q VIII, L.P., shares held by InterWest Partners V, L.P., shares held by InterWest Investors V, a warrant to purchase shares held by InterWest Partners VIII, L.P., a warrant to purchase shares held by InterWest Investors VIII, L.P., a warrant to purchase shares held by InterWest Investors Q VIII, L.P., shares held by Mr. Momsen and shares held by Dr. Oronsky. Dr. Oronsky is a managing director of the general partner of InterWest Partners VIII, LP, InterWest Investors VIII, LP, InterWest Investors Q VIII, LP and a general partner of InterWest Partners V, LP, and Mr. Momsen is a general partner of the general partner of InterWest Partners V and a general partner of InterWest Investors V, LP, and, as such, they may be deemed to share voting and investment power with respect to certain of these shares. Dr. Oronsky and Mr. Momsen disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest therein.

(5)	Based solely on filings made on Schedule 13s with the Securities and Exchange Commission, or SEC.

(6)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(7)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(8)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004, shares held by InterWest Partners V, L.P. and shares held by InterWest Investors V, of which Mr. Momsen is a general partner. Mr. Momsen is a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P. Mr. Momsen disclaims beneficial ownership of the shares held by InterWest Partners V, L.P. and InterWest Investors V, except to the extent of his respective pecuniary interest therein.

(9)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004, shares held by InterWest Partners VIII, L.P., shares held by InterWest Investors VIII, L.P., shares held by InterWest Investors Q VIII, L.P., shares held by InterWest Partners V, L.P., a warrant to purchase shares held by InterWest Partners VIII, L.P., a warrant to purchase shares held by InterWest Investors VIII, L.P. and a warrant to purchase shares held by InterWest Investors Q VIII, L.P. Dr. Oronsky is a managing director of InterWest Management Partners VIII, LLC, the general partner of InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP, and a general partner of InterWest Management Partners V, LP, the general partner of InterWest Partners V, LP and disclaims beneficial ownership of the shares held, except to the extent of his pecuniary interest therein.

(10)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(11)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(12)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(13)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(14)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(15)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(16)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

(17)	Includes shares subject to options exercisable currently or within 60 days of April 15, 2004.

ADDITIONAL INFORMATION

Executive Officers

      Our executive officers and their ages as of April 15, 2004 are as follows:

Name	Age	Position

Steven Gillis, Ph.D.	50	Chairman and Chief Executive Officer

Kenneth Grabstein, Ph.D.	53	Executive Vice President, Product Development

Kathleen McKereghan	52	Senior Vice President, General Counsel and Secretary

Cindy Jacobs, Ph.D., M.D.	47	Senior Vice President, Clinical Research

David Fanning	41	Senior Vice President and Chief Operating Officer

Michelle Burris	38	Senior Vice President and Chief Financial Officer

      Biographical information with respect to our executive officers is presented below except for the biography of Dr. Gillis, who is also a director of Corixa. See “Proposal No. 1 — Election of Directors — Information About Nominees.”

      Kenneth Grabstein, Ph.D. co-founded Corixa in October 1994 and serves as our Executive Vice President, Product Development. Before co-founding Corixa, Dr. Grabstein was the Director of Cellular Immunology and Director of the Flow Cytometry Facility at Immunex Corporation. He has also served as an affiliate investigator of the Clinical Research Division of the Fred Hutchinson Cancer Research Center. Dr. Grabstein graduated from and received his Ph.D. from the University of California, Berkeley.

      Kathleen McKereghan has served as our Senior Vice President and General Counsel since January 2001. From January 2000 to December 2000, Ms. McKereghan served as our Vice President and General Counsel and she has been our Corporate Secretary since June 1998. From January 1998 to January 2000, Ms. McKereghan served as our Director of Legal Affairs and she served as our Corporate Attorney from December 1995 to January 1998. Before joining Corixa, Ms. McKereghan practiced law at Perkins Coie LLP in Seattle, Washington. Ms. McKereghan graduated from the University of California, Davis and received her J.D. from the University of Washington.

      Cindy Jacobs, Ph.D., M.D. has served as our Senior Vice President, Clinical Research since January 2001. From April 1999 to December 2000, Dr. Jacobs served as our Vice President and Director of Clinical Research. Before joining Corixa, Dr. Jacobs served as Vice President of Clinical Research at Cytran Inc. From 1993 to 1998, Dr. Jacobs directed clinical research at CellPro, Inc. Dr. Jacobs graduated from Montana State University, received her M.S. from Washington State University, received her Ph.D. from Washington State University and received her M.D. from the University of Washington School of Medicine.

      David Fanning has served as our Senior Vice President and Chief Operating Officer since October 2001. From July 2000 until September 2001, Mr. Fanning served as Chief Business Officer for CoPharma, Inc. From May 1997 to June 2000, Mr. Fanning served as our Vice President, Business Development. From April 1995 to April 1997, Mr. Fanning was with CytoTherapeutics, Inc., most recently as Director of Business Development. Mr. Fanning graduated from Harvard University and received his M.B.A. from the MIT Sloan School of Management.

      Michelle Burris has served as our Senior Vice President and Chief Financial Officer since January 2001. From January 1998 to December 2000, Ms. Burris served as our Vice President and Chief Financial Officer, from February 1997 to January 1998, she served as Vice President of Finance and Administration, from 1996 to February 1997, she served as Director of Finance and Administration, and from 1995 to 1996, she was our Controller. Ms. Burris worked as a consultant to Corixa from November 1994 through March 1995. She graduated from George Mason University and received her M.B.A. from Seattle University.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for fiscal 2003 exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

				Awards
		Annual Compensation		Securities
				Underlying	All Other
		Salary	Bonus	Options	Compensation
Name & Principal Position	Year	($)	($)	(#)	($)(1)

Steven Gillis, Ph.D.	2003	500,000	125,000	105,000	14,106

Chairman and Chief Executive	2002	466,092	60,984	150,000	13,598
Officer	2001	435,600	72,600	125,500	12,444

Cindy Jacobs, Ph.D., M.D.	2003	305,520	75,000	55,500	13,827
Senior Vice President,	2002	285,000	52,000	68,750	13,069
Clinical Research	2001	260,000	44,000	120,500	12,128

Michelle Burris	2003	280,000	52,000	55,500	13,790
Senior Vice President and	2002	260,000	48,000	75,000	12,997
Chief Financial Officer	2001	240,000	35,000	60,500	12,092

Kenneth Grabstein, Ph.D.	2003	263,000	50,000	55,500	13,765
Executive Vice President,	2002	250,000	32,900	50,000	12,968
Product Development	2001	235,001	40,000	55,500	12,093

David Fanning(2)	2003	305,000	71,250	55,500	6,885
Senior Vice President and	2002	285,000	–0–	125,000	6,423
Chief Operating Officer	2001	69,241	–0–	300,000	2,286

(1)	Amounts reported consist of: (i) amounts we contributed to our 401(k) Plan with respect to each listed executive officer, and (ii) premiums paid on life and accidental death and dismemberment and health insurance policies for the officer’s benefit.

(2)	Mr. Fanning became an employee and executive officer in October 2001.

Option Grants

      During 2003, we granted options to purchase a total of 1,877,450 shares of common stock to our employees, including the individuals listed in the summary compensation table. No stock appreciation rights were granted during fiscal 2003. These options were granted at exercise prices equal to the fair market value on the date of the grant.

      The following table provides information about stock options granted during 2003 to each of the individuals listed in the Summary Compensation Table. In accordance with the rules of the SEC, the “potential realizable values” provided in the table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

      The 5% and 10% assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock.

OPTION GRANTS IN FISCAL YEAR 2003

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year(%)	($/SH)	Date	5%($)	10%($)

Steven Gillis, Ph.D.	90,000	4.78	6.04	12/13	341,867	866,358
	15,000	.80	6.41	1/13	60,468	153,238

Cindy Jacobs, Ph.D., M.D.	40,500	2.15	6.04	12/13	153,840	389,861
	15,000	.80	6.41	1/13	60,468	153,238

Michelle Burris	40,500	2.15	6.04	12/13	153,840	389,861
	15,000	.80	6.41	1/13	60,468	153,238

David Fanning	40,500	2.15	6.04	12/13	153,840	389,861
	15,000	.80	6.41	1/13	60,468	153,238

Kenneth Grabstein, Ph.D.	40,500	2.15	6.04	12/13	153,840	389,861
	15,000	.80	6.41	1/13	60,468	153,238

Option Exercises in 2003 and Fiscal Year-End Option Values

      The following table sets forth information regarding options held by the individuals named in the summary compensation table and the value of those options as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003

AND FISCAL YEAR-END OPTION VALUES

			Number of
			Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		Fiscal Year End		Fiscal Year End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven Gillis, Ph.D.	15,151	$87,270	355,128	205,156	$313,471	$31,875

Cindy Jacobs, Ph.D., M.D.	—	—	181,646	123,104	$8,765	$14,609

Michelle Burris	—	—	236,899	130,825	$249,306	$15,937

David Fanning	—	—	269,063	211,437	$9,562	$15,937

Kenneth Grabstein, Ph.D.	—	—	139,095	93,155	$6,375	$10,624

(1)	Based on the closing price of our common stock on December 31, 2003 of $6.04 per share, less the exercise price of the options.

Employment Contracts

      Dr. Gillis, Dr. Jacobs, Ms. Burris, Mr. Fanning and Dr. Grabstein have each entered into employment agreements with Corixa. Each of these employment agreements provides that the executive officer’s employment with Corixa may be terminated at any time for any reason, with or without cause, by either the executive officer or Corixa. Each of these executive officers are entitled to receive severance benefits if employment of the executive officer is terminated without “cause” or if the executive officer resigns for “good reason.” If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason either before a “change of control” or more than 12 months after a change of control, the executive officer will receive (i) an additional 12 months of base salary and health insurance benefits; (ii) payment of 100% of the executive officer’s current-year discretionary bonus; (iii) accelerated vesting of 50% of the executive officer’s then unvested option shares; and (iv) up to $20,000 for reimbursement of expenses incurred in obtaining new employment. If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason within

12 months after a change of control, the executive officer will receive (a) an additional 18 months of base salary and health insurance benefits; (b) payment of 150% of the executive officer’s current-year discretionary bonus; (c) accelerated vesting of 100% of the executive officer’s then unvested option shares and (d) up to $20,000 for reimbursement of expenses incurred in obtaining new employment.

      For purposes of these employment agreements, “cause” means that the board of directors has determined that (i) the executive officer failed to perform his or her duties in a satisfactory manner, (ii) the executive officer violated state or federal laws or our policies, (iii) the executive officer disclosed our trade secrets, or (iv) the executive officer breached any written agreement with Corixa. “Good reason” means that (a) the executive officer was no longer a corporate officer at the time or his or her resignation, (b) the duties or responsibilities of the executive officer were significantly or substantially reduced, (c) the executive officer’s base salary was effectively reduced, or (d) our executive offices were moved more than 50 miles. “Change of control” means a sale of all or substantially all of our assets, or any merger or consolidation of Corixa with or into another corporation other than where holders of more than 50% of our shares outstanding immediately before the transaction continue to hold more than 50% of the shares of the surviving entity after the transaction.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2003 regarding our compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
	Number of securities to		future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,467,752	$11.19	2,967,610

Equity compensation plans not approved by security holders	—	—	—

Total		$

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of the board of directors has general responsibility for establishing the compensation payable to Corixa’s executive officers and has the sole and exclusive authority to administer Corixa’s stock option plan in connection with option grants made to executive officers. For the fiscal year ended December 31, 2003 the compensation committee was comprised of Mr. Lacob, Dr. Oronsky and Dr. Young, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Corixa’s compensation policy as established by the board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each employee on an individual basis. It is Corixa’s policy to compensate Corixa’s executive officers taking into consideration industry norms, primarily in the form of base salary, together with incentive bonuses. In addition, it is Corixa’s policy to grant stock options to each of Corixa’s executive officers to align their interests with stockholder value. The biotechnology industry is extremely competitive with respect to recruitment and retention of qualified executives; accordingly, Corixa uses independently published surveys of biotechnology industry compensation levels to ensure that Corixa’s compensation practices are comparable to other biotechnology companies.

      Determining the compensation of Corixa’s executive officers is the responsibility of the board, through its compensation committee, which has overall responsibility for Corixa’s compensation policies for senior management. The compensation committee makes recommendations to the board as to the salaries of, incentive bonuses awarded to, and the number and terms of options granted to Corixa’s Chief Executive Officer and other executive officers.

      Executive compensation consists of three major components: base salary, annual incentive bonus and stock options. The compensation committee has a regular meeting each December to determine the annual salary component of executive compensation to be paid in the following calendar year. At this meeting, the amount of cash incentive bonus compensation to be awarded to the executives for performance in the current year, which can be higher or lower than the bonus incentive target, is also determined.

      The determination of the base salaries of the Chief Executive Officer and other executive officers is based on annual surveys of similar positions at other biotechnology companies, together with assessments of individual performance and Corixa’s achievement of predetermined operating goals that are established annually by the board (the goals for 2003 are described below). Relative weights are assigned to the factors used to determine base salaries for individual executives. Assessments of individual performance include objective standards and subjective evaluations of the value of individual executives to Corixa. The surveys employed include some, but not all, of the companies in the Nasdaq Biotechnology Index. The salaries paid to executives in 2003 were determined by reference to compensation survey data from various public and proprietary sources. In the case of Dr. Gillis, the compensation committee established a base salary of $500,000 for 2003, which represented approximately the 75(th) percentile for chief executive officers. The compensation committee established 2003 base salaries for Corixa’s other executive officers ranging from the 40(th) to 75(th) percentile for executives performing similar functions.

      In addition, the compensation committee considers survey data in establishing new annual bonus incentive targets for Corixa’s executive officers, including annual bonus information provided for executive officers by a representative group of selected biotechnology companies, as well as from proprietary sources obtained by external compensation consultants. The annual bonus incentive targets most recently approved by the compensation committee for Corixa’s executive officers represented an overall range of approximately the 50(th) percentile from these sources. The compensation committee has decided that annual bonus incentive awards for Corixa’s executive officers should be driven by Corixa’s overall achievements. Corixa’s performance objectives are established at the beginning of each year and approved by the board. On an annual basis, the compensation committee conducts an assessment of Corixa’s overall performance as measured against Corixa’s objectives for the applicable year, and at that time the compensation committee determines the maximum percentage of the annual bonus incentive targets payable to Corixa’s executive officers. The annual bonus targets can be increased by the compensation committee if Corixa has exceeded its objectives for the year or decreased if Corixa has failed to meet its objectives for the year. An annual bonus award can also be modified upward (to 150%) or downward (to 0%) by the compensation committee, depending on the overall achievements of Corixa.

      At its December 2003 meeting, the compensation committee approved 2003 annual objectives for Corixa’s executive officers. The chief executive officer, Dr. Gillis, has an annual incentive target of 20% of base salary. In addition, the other executive officers for whom compensation is reported in this proxy statement were given an annual incentive target of 20% of base salary. Although based on the annual incentive percentages, actual incentive bonuses are subject to modification based on Corixa’s overall performance, whether Corixa has met its objectives for the year and the individual executive officer’s performance.

      Also at its December 2003 meeting, the compensation committee evaluated the overall performance objectives for Dr. Gillis and the other executive officers for whom compensation is reported in this proxy statement. The compensation committee determined that 90% to 107% of the annual incentive bonus would be awarded to each eligible officer (i.e., 18% — 21% of the officer’s base salary). The compensation committee’s decision took into account Corixa’s overall achievement against established 2003 objectives, which had been assigned relative weights by the board. Ninety percent of Corixa’s 2003 objectives previously established by the board had been met, including achievement of budgeted goals for revenue growth and improvement in Corixa’s net operating results; accomplishment of growth projections; attainment of certain manufacturing improvements; goals relating to partner requirements and achievement of clinical trial program goals. In addition, BEXXAR® therapy, our most advanced product candidate, received favorable action for drug approval at an Oncologics Drug Advisory Committee meeting. Accordingly, these bonuses were distributed in January 2004.

      Options to purchase shares of Corixa’s stock were granted to the executive officers named in this proxy statement, as well as other employees, during 2003. The option grant was undertaken pursuant to Corixa’s long-term incentive performance award program, initially implemented in 1994, wherein employees are eligible to receive a grant of stock options dependent on individual performance and position held. Under this program in 2003, Dr. Gillis received option grants to purchase 105,000 shares of stock; other executive officers named in this proxy statement received grants to purchase 55,500 shares of stock.

      The compensation committee considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and four other most highly compensated executive officers, respectively, unless the compensation meets the requirements for the “performance-based” exception to Section 162(m). Corixa expects the cash compensation that it will pay to each of its executive officers to be below $1 million. The compensation committee believes that options granted under Corixa’s 2001 stock option plan to its executive officers will meet the requirements to qualify as performance-based and the compensation committee believes that Section 162(m) will not affect the tax deductions available to Corixa with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify the executive officers’ compensation for deductibility under applicable tax law; however, Corixa may pay compensation to its executive officers that may not be deductible.

COMPENSATION COMMITTEE

Joseph S. Lacob
Arnold L. Oronsky, Ph.D.
James W. Young, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

      On December 31, 2001, Kenneth Grabstein, our Executive Vice President, Product Development, and his spouse entered into a secured promissory note with Corixa. The principal amount of the promissory note was $112,602 and accrued interest at the rate of 5.75% per annum. The promissory note was secured by a deed of trust on the Grabstein’s principal residence. The outstanding principal and accrued interest was due and payable on the earliest to occur of (i) December 31, 2004, (ii) the date of termination of Dr. Grabstein’s employment at Corixa and (iii) the date of any sale, transfer or hypothecation of any or all of the real property secured by the deed of trust. This promissory note was paid in full in January 2003.

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Stock Market index for United States companies, and the Nasdaq Biotechnology Company index. The graph assumes the investment of $100 on December 31, 1998 and reinvestment of the full amount of all dividends, if any. The points represent calendar year end levels based on the last trading day in each calendar year.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1998	1999	2000	2001	2002	2003

Corixa Corporation	$100.00	$183.78	$301.35	$162.92	$69.08	$65.30
NASDAQ Stock Market (U.S.)	100.00	185.59	112.67	88.95	60.91	91.37
NASDAQ Biotechnology	100.00	159.91	383.59	286.50	156.64	228.29

NOTE: Stock price performance shown above for our common stock is historical and not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

      The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by our board of directors. For the fiscal year ended December 31, 2003, the audit committee consisted of Mr. Momsen (chairman), Mr. Lacob and Dr. Saks, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      The audit committee oversees Corixa’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the annual report on Form 10-K with management and with the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committee.”

      The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Corixa’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and Corixa, including the matters in the written disclosures required by the Independence Standards Board’s Standard No. 1 “Independence Discussions with Audit Committees” and considered the compatibility of nonaudit services with the auditors’ independence.

      The audit committee discussed with Corixa’s independent auditors the overall scope and plans for their audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Corixa’s internal controls, and the overall quality of Corixa’s financial reporting. The audit committee held 5 meetings during fiscal year 2003.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended that the stockholders ratify the selection of Corixa’s independent auditors.

Audit Committee

Robert Momsen, Audit Committee Chair
Joseph S. Lacob
Samuel Saks, M.D.

STOCKHOLDER PROPOSALS

      Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at our 2005 annual meeting must give notice of the proposal to us no later than December      , 2004 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to us no fewer than 60 or more than 90 days prior to the date of the 2005 annual meeting. Even if we receive a proposal from a qualified stockholder in a timely manner, it will not guarantee that proposal’s inclusion in our proxy materials or its presentation at the 2005 annual meeting because there are other requirements in the proxy rules that a proposal must meet in order to be included and presented.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock, or reporting persons, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of reports received or written representations from the reporting persons that no other reports were required, we believe that all filing requirements required by Section 16(a) applicable to our officers, directors and greater than 10% beneficial owners were complied with.

INDEPENDENT AUDITORS

      Ernst & Young LLP served as our independent auditors for fiscal years ended December 31, 2003 and December 31, 2002. The decision to engage Ernst & Young as our independent auditors for the fiscal year ended December 31, 2003 was recommended and approved by our audit committee, approved by our board of directors and ratified by our stockholders. A representative of Ernst & Young is expected to be present at the annual meeting to respond to appropriate questions from stockholders. Ernst & Young will have the opportunity to make a statement, if desired.

      During the two fiscal years ended December 31, 2003, the fees billed to us were as follows:

      Audit Fees. Ernst & Young billed us $314,000 for its audit of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2003 and for its reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2003. Ernst & Young billed us $257,000 for its audit of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2002 and for its reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2002.

      Audit-Related Fees. Ernst & Young billed us $29,000 for assurance and related services related to the audit or review of our financial statements for fiscal year 2003. Ernst & Young billed us $48,000 for assurance and related services related to the audit or review of our financial statements for fiscal year 2002.

      Tax Fees. Ernst & Young billed us $103,000 for professional services rendered for tax compliance, tax advice and tax planning for fiscal year 2003. Ernst & Young billed us $94,000 for professional services rendered for tax compliance, tax advice and tax planning for fiscal year 2002.

      All Other Fees. There were no other fees in 2003 and 2002 for services rendered by Ernst & Young in 2003 other than those described above.

      None of the hours Ernst & Young expended in auditing our consolidated financial statements were provided by persons other than Ernst & Young’s full-time permanent employees.

      Our audit committee has considered the provisions of these services to us by Ernst & Young and has determined that Ernst & Young’s rendering of these services was compatible with maintaining auditor independence. The audit committee’s charter provides that the committee will meet and will pre-approve all audit services and permissible non-audit services to be performed for Corixa by Ernst and Young. All fees billed by Ernst & Young in 2003 were pre-approved by the audit committee.

OTHER MATTERS

      As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

ANNUAL REPORT AND FORM 10-K

      Copies of our 2003 Annual Report to Stockholders, including our annual report on Form 10-K for the year ended December 31, 2003, are being mailed to stockholders, together with this proxy statement, form of proxy and notice of annual meeting of stockholders. Additional copies of the Annual Report to Stockholders may be obtained from Investor Relations, Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

APPENDIX A

CORIXA CORPORATION

Amended and Restated Charter of the Audit Committee of the Board of Directors

Purpose

      The Audit Committee is appointed by the Board of Directors (the “Board”) of Corixa Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary purpose is to

•	Appoint and retain the Company’s independent auditors, approve all audit, review and attest services to be provided by the independent auditors and determine the compensation to be paid therefor;

•	oversee the qualifications, independence and performance of the Company’s independent auditors;

•	oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	facilitate communications among the Company’s independent auditors, management, internal auditing department (if created) and the Board; and

•	provide a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters.

Composition

      The Audit Committee shall be composed of at least three members of the Board, who shall be appointed by the Board and serve until their successors are appointed and qualified. The Board shall appoint the members of the Audit Committee from time to time, considering the recommendation of the Company’s Nominating and Corporate Governance Committee, or any similar committee then constituted and, as appropriate, the views of the Company’s Chairman of the Board. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to the satisfaction of such new member(s) of the membership requirements. The Board shall designate the chairperson of the Audit Committee.

      Each member of the Audit Committee shall meet the applicable independence and financial expertise requirements of the Nasdaq Stock Market (“Nasdaq”) and other regulatory requirements, as they may be in effect from time to time. In addition, at least one member of the audit committee shall qualify as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”), as they may be in effect from time to time.

      Notwithstanding the foregoing, one director who: (i) is not an independent director under the requirements of Nasdaq, (ii) meets the requirements set forth in Section 10A(m)(3) under the Securities Exchange Act of 1934, as amended and the rules thereunder and (iii) is not a current officer or employee or a family member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, in which case the Company shall disclose in its next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for the Board’s determination. A member of the Audit Committee appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

Responsibilities

      The Audit Committee shall assist the Board in discharging the Board’s oversight responsibility to the Company’s stockholders and the investment community relating to the accounting and financial reporting and control practices of the Company and its subsidiaries. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, which auditors shall report directly to the Audit Committee. Although it is not the responsibility of the Audit Committee to prepare, audit or certify the Company’s financial statements or to guarantee the independent auditors’ report, the Audit Committee shall have general responsibility for monitoring the finance, accounting and audit activities and internal controls of the Company and its subsidiaries. Specifically, the Audit Committee shall

•	choose the firm of independent certified public accountants to be appointed as the independent auditors of the Company, and ensure that such firm understands that it shall be ultimately accountable to the Audit Committee as representatives of the Company’s stockholders. The Audit Committee shall have sole authority to retain, evaluate and, where appropriate in the exercise of its business judgment, terminate and replace the independent auditors;

•	pre-approve all audit, audit related, review and attest services to be provided by the independent auditors, including the staffing, scope and timing thereof and the compensation to be paid therefor; provided, however, that the Audit Committee may delegate the authority to grant such pre-approval to one or more designated members of the Audit Committee who are independent directors of the Board (“Pre-Approval Delegates”), who shall present any such decisions to the full Audit Committee at scheduled meetings;

•	consider whether the performance of nonaudit services proposed to be performed by the independent auditors is compatible with the independent auditors’ independence;

•	pre-approve all permissible nonaudit services, including tax services, to be provided by the independent auditors and the compensation to be paid therefor; provided, however, that the Audit Committee may delegate the authority to grant such pre-approval to one or more Pre-Approval Delegates, who shall present any such decisions to the full Audit Committee at scheduled meetings; and provided further that this pre-approval requirement may be waived if (a) the aggregate amount of all such nonaudit services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the independent auditors during the fiscal year in which the nonaudit services are provided, (b) such services were not recognized by the Company at the time of engagement to be nonaudit services and (c) such nonaudit services are promptly brought to the attention of the Audit Committee and approved before the completion of the audit by the Audit Committee or by one or more Pre-Approval Delegates; and provided further that the Company may enter into an engagement for nonaudit services pursuant to pre-approval policies and procedures established by the Audit Committee, with timely notification to the Audit Committee of each such engagement.

•	review and discuss with the independent auditors and the Company’s management (a) the results of the independent auditors’ annual audit examination, (b) any problems or difficulties with the audit and management’s response, (c) any accompanying management letters, schedules of unreported differences (whether or not material) or other material written communications between the independent auditors and management and (d) any reports of the independent auditors with respect to interim periods;

•	ensure receipt of, review and discuss with the independent auditors the formal written statement from the independent auditors, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, concerning any relationships between the independent auditors and the Company or any other relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors;

•	review and discuss with management and the independent auditors the annual audited financial statements of the Company, including an analysis of the independent auditors’ and management’s judgment as to the quality of the Company’s accounting principles and the other matters required by Statement on Accounting Standards No. 61, Communication with Audit Committees;

•	before the filing of the audit report with the SEC, ensure receipt of, review and discuss with management and the independent auditors a report from the independent auditors of (a) all critical accounting policies and practices to be used by the Company, (b) all alternative accounting treatments of financial information permitted within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of using such alternative treatments and disclosures and the treatment preferred by the independent auditors; (c) any significant changes in the Company’s accounting policies and practices and (d) any accounting and financial reporting proposals that may have a significant effect on the Company’s financial reports;

•	review and discuss with management and the independent auditors the Company’s off-balance sheet arrangements (if any) that have or are reasonably likely to have a current or future effect on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors;

•	resolve any disagreements between management and the independent auditors regarding the Company’s financial reporting;

•	based on the review and discussions described above, recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	review and discuss with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings;

•	review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•	review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls and internal audit procedures;

•	conduct an appropriate review of all related-party transactions on an ongoing basis and if required by the listing standards of Nasdaq, approve all such conflict-of-interest transactions;

•	establish procedures for the receipt, retention and treatment of whistleblower complaints, which include complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and reassess the adequacy of this charter at least once a year and, to the extent and in the manner that the Company is legally required to do so by Securities and Exchange Commission rules, cause the Company to publicly file this charter, as then constituted; and

•	prepare an audit committee report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

      In addition to the above responsibilities, the Audit Committee shall undertake such other duties as the Board may delegate to it from time to time and perform such other activities as are consistent with this charter, the bylaws and corporate governance principles of the Company and applicable law.

Meetings; Procedure

      The Audit Committee shall meet as often as it may deem necessary or appropriate in its judgment, but in any event, it must meet at least once per financial quarter, either in person or telephonically. The Audit Committee shall meet regularly in executive sessions with the independent auditors and without management. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may act without a meeting by securing the unanimous written consent of the members of the Audit Committee.

      Except as expressly provided in this charter or the bylaws or corporate governance principles of the Company, the Audit Committee shall fix its own rules of procedure.

      The Audit Committee shall report to the full Board with respect to its meetings and shall periodically report to the Board with respect to significant results of its activities.

      Minutes of all meetings, including telephone meetings, and copies of all consents in lieu of meeting shall be maintained and furnished to members of the Audit Committee, the Board and the Secretary of the Company. In addition, all materials relating to Audit Committee meetings shall be circulated to all members of the Board in advance of Board meetings.

Outside Advisors/ Investigations

      The Audit Committee shall have the authority to engage such independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensating any such counsel or other advisors engaged by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

AGREEMENT AND PLAN OF MERGER

BETWEEN CORIXA WASHINGTON CORPORATION,
A WASHINGTON CORPORATION,

AND

CORIXA CORPORATION,

A DELAWARE CORPORATION

      THIS AGREEMENT AND PLAN OF MERGER dated as of [                    ], 2004 (this “Agreement”) is between Corixa Washington Corporation, a Washington corporation (“Corixa Washington”), and Corixa Corporation, a Delaware corporation (“Corixa Delaware”). Corixa Washington and Corixa Delaware are also referred to herein as the “Constituent Corporations.”

RECITALS

      A.     Corixa Washington is a corporation duly organized and existing under the laws of the state of Washington and has authorized capital of 110,000,000 shares, $.001 par value per share, of which 100,000,000 shares are designated “Common Stock” and 10,000,000 shares are designated “Preferred Stock,” of which 12,500 shares are designated Series A Preferred Stock and 37,500 shares are designated Series B Preferred Stock. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which are held by Corixa Delaware, and no shares of Preferred Stock were issued and outstanding.

      B.     Corixa Delaware is a corporation duly organized and existing under the laws of the state of Delaware and has authorized capital of 110,000,000 shares, $.001 par value per share, of which 100,000,000 are designated “Common Stock” and 10,000,000 shares are designated “Preferred Stock,” of which 12,500 shares are designated Series A Preferred Stock and 37,500 shares are designated Series B Preferred Stock. As of [                    ], 2004, [                    ] shares of Common Stock were issued and outstanding, 12,500 shares of Series A Preferred Stock were issued and outstanding and 37,500 shares of Series B Preferred Stock were issued and outstanding.

      C.     The Board of Directors of Corixa Delaware has determined that, for the purpose of effecting the reincorporation of Corixa Delaware in the state of Washington, it is advisable and in the best interests of Corixa Delaware and its stockholders that Corixa Delaware merge with and into Corixa Washington upon the terms and conditions herein provided.

      D.     The respective Boards of Directors of Corixa Delaware and Corixa Washington have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and sole shareholder, and executed by the undersigned officers.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Corixa Delaware and Corixa Washington hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.

MERGER

      1.1     Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Washington Business Corporation Act, Corixa Delaware shall be merged with and into Corixa Washington (the “Merger”), the separate existence of Corixa Delaware shall cease and Corixa Washington shall survive the Merger and shall continue to be governed by the laws of the state of Washington, and Corixa Washington shall be, and is herein also referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be changed to Corixa Corporation.

      1.2     Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Washington Business Corporation Act and the Delaware General Corporation Law;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) Executed Articles of Merger shall have been filed with the Washington Secretary of State; and

(d) An executed Certificate of Ownership and Merger shall have been filed with the Delaware Secretary of State.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

      1.3     Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Corixa Delaware shall cease and Corixa Washington, as the Surviving Corporation, shall (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) be subject to all actions previously taken by its and Corixa Delaware’s Board of Directors; (iii) succeed, without other transfer, to all of the assets, rights, powers and property of Corixa Delaware in the manner as more fully set forth in Chapter 23B.11.060 of the Washington Business Corporation Act; (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of Corixa Delaware in the same manner as if Corixa Washington had itself incurred them, all as more fully provided under the applicable provisions of the Washington Business Corporation Act and the Delaware General Corporation Law.

II.

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      2.1     Articles of Incorporation. The Articles of Incorporation of Corixa Washington as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

“ARTICLE I.

NAME

The name of this Corporation is Corixa Corporation.”

      2.2     Bylaws. The Bylaws of Corixa Washington as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3     Directors and Officers. The directors of Corixa Delaware immediately prior to the Effective Date of the Merger shall each become, at the Effective Date of the Merger, a Director of the Surviving Corporation to serve for the terms of office to which each was elected to the Board of Directors of Corixa Delaware or until their death, resignation or removal from office or as otherwise provided by law or the Articles of Incorporation or Bylaws of the Surviving Corporation. The officers of Corixa Delaware immediately prior to the Effective Date of the Merger shall be the officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law or the Articles of Incorporation or Bylaws of the Surviving Corporation.

III.

MANNER OF CONVERSION OF STOCK

      3.1     Corixa Delaware Common Stock. Upon the Effective Date of the Merger, each share of Corixa Delaware Common Stock, $.001 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value per share, of the Surviving Corporation, (b) each share of Corixa Delaware Series A Preferred Stock, $.001 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, $.001 par value per share, of the Surviving Corporation and (c) each share of Corixa Delaware Series B Preferred Stock, $.001 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Series B Preferred Stock, $.001 par value per share, of the Surviving Corporation.

      3.2     Corixa Delaware Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including, without limitation, the 1997 Directors’ Stock Option Plan, the 2001 Stock Incentive Plan, the Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan, the Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan, and the Coulter Pharmaceutical 1996 Equity Incentive Plan) and all other employee benefit plans (including, without limitation, the 2001 Employee Stock Purchase Plan) of Corixa Delaware. Each outstanding and unexercised option or other right to purchase a security convertible into Corixa Delaware Common Stock shall become an option or right to purchase the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of Corixa Delaware Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions as set forth in the stock option plans, other employee benefit plans and/or as provided in the respective option or stock purchase agreements governing such option or stock purchase right, and at an exercise price per share equal to the exercise price applicable to any such Corixa Delaware option or stock purchase right at the Effective Date of the Merger. It is the intention of the parties that the stock options of Corixa Delaware assumed by the Surviving Corporation qualify following the Effective Date of the Merger as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to the extent that the stock options of Corixa Delaware qualified as incentive stock options immediately prior to the Effective Date of the Merger. At the Effective Date of the Merger, Corixa Delaware shall assign to the Surviving Corporation any and all rights of repurchase pertaining to shares of Corixa Washington Common Stock issued upon exercise of stock options, warrants, stock purchase rights and otherwise.

      3.3     Corixa Delaware Warrants. Upon the Effective Date of the Merger, the Surviving Corporation shall assume each outstanding warrant exercisable for Corixa Delaware Common Stock (the “Warrants”). Each outstanding and unexercised Warrant shall become a warrant to purchase the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of Corixa Delaware Common Stock issuable pursuant to any such Warrant, on the same terms and conditions as set forth in the respective Warrant, and at an exercise price per share equal to the exercise price applicable to any such Warrant at the Effective Date of the Merger.

      3.4     Corixa Delaware Convertible Notes. Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of Corixa Delaware’s obligations under and pursuant to that certain Indenture dated as of June 13, 2003 from Corixa Delaware to Wells Fargo Bank, National Association, Trustee (the “Indenture”) and the 4.25% Convertible Subordinated Notes Due July 1, 2008 issued thereunder (the “Notes”). Each outstanding Note shall become an obligation of the Surviving Corporation and shall be convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of Corixa Delaware Common Stock issuable upon conversion of any such Note, on the same terms and conditions as set forth in the Indenture and the Note, and at a conversion price equal to the conversion price applicable to any such Note at the Effective Date of the Merger.

      3.5     Reservation of Shares. A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights or convertible securities equal to the number of shares of Corixa Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

      3.6     Corixa Washington Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value per share, of Corixa Washington issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Corixa Washington, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares of the Surviving Corporation.

      3.7     Certificates. After the Effective Date of the Merger, (a) each outstanding certificate theretofore representing shares of Corixa Delaware Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation’s Common Stock and (b) each outstanding certificate theretofore representing shares of Corixa Delaware Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation’s Series A Preferred Stock or Series B Preferred Stock, respectively.

IV.

GENERAL

      4.1     Covenants of Corixa Washington. Corixa Washington covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) Qualify to do business as a corporation in the state of Washington and in connection therewith appoint a registered agent as required under the provisions of Chapter 23B.05 of the Washington Business Corporation Act;

(b) File any and all documents with the Delaware Secretary of State necessary for the assumption by Corixa Washington of all of the franchise tax liabilities of Corixa Delaware;

(c) execute and deliver a Supplemental Indenture as required by Article VII of the Indenture for the purpose of effecting the assumption of the Notes in accordance with the Indenture; and

(d) Take such other actions as may be required by the Washington Business Corporation Act.

      4.2     Further Assurances. From time to time, as and when required by Corixa Washington or by its successors or assigns, there shall be executed and delivered on behalf of Corixa Delaware such deeds and other instruments, and there shall be taken or caused to be taken by Corixa Washington and Corixa Delaware such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Corixa Washington the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Corixa Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of Corixa Washington are fully authorized in the name and on behalf of Corixa Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3     Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Corixa Delaware or Corixa Washington, or both, notwithstanding the approval of this Agreement by the stockholders of Corixa Delaware or by the sole shareholder of Corixa Washington, or by both.

      4.4     Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of Delaware and Washington, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

      4.5     Registered Office. The registered office of the Surviving Corporation in the state of Washington is located at 520 Pike Street, Seattle, Washington 98101.

      4.6     Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1124 Columbia Street, Suite 200, Seattle, Washington 98104 and copies thereof will be furnished to any shareholder of either Constituent Corporation upon request and without cost.

      4.7     Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the state of Washington and, so far as applicable, the merger provisions of the Delaware General Corporation Law.

      4.8     Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Corixa Washington and Corixa Delaware, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunder duly authorized.

CORIXA WASHINGTON CORPORATION,
a Washington corporation

By:

Steven Gillis
Chief Executive Officer and Chairman
of the Board

CORIXA CORPORATION,
a Delaware corporation

By:

Steven Gillis
Chief Executive Officer and Chairman
of the Board

APPENDIX C

ARTICLES OF INCORPORATION

OF

CORIXA WASHINGTON CORPORATION

      The undersigned, as incorporator of a corporation under the Washington Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE 1.

NAME

      The name of this Corporation is Corixa Washington Corporation.

ARTICLE 2.

REGISTERED OFFICE AND AGENT

      The name of the initial registered agent of this Corporation and the address of its initial registered office are as follows:

CT Corporation System
520 Pike Street
Seattle, WA 98101

ARTICLE 3.

SHARES

3.1          Authorized Capital

      The total number of shares that this Corporation is authorized to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock, having a par value of $0.001 per share, and 10,000,000 shares of Preferred Stock, having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

3.2          Issuance of Preferred Stock in Series

      The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

ARTICLE 4.

PREEMPTIVE RIGHTS

      Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

ARTICLE 5.

CUMULATIVE VOTING

      The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

ARTICLE 6.

DIRECTORS

      The number of Directors of this Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by at least 66 2/3% of the Board of Directors. The Directors of this Corporation may be removed with or without cause.

ARTICLE 7.

AMENDMENTS TO BYLAWS

      Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

ARTICLE 8.

AMENDMENTS TO ARTICLES OF INCORPORATION

      This Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this Corporation are granted subject to this reservation.

ARTICLE 9.

SHAREHOLDER VOTE REQUIRED ON CERTAIN MATTERS

      In the case of any matter submitted to a vote of the shareholders of this corporation for which the Act requires (unless the articles of incorporation otherwise provide) the approval of two-thirds of the votes in each voting group entitled to be cast thereon in order for such matter to be approved, pursuant to authority contained in the Act, the approval of a majority rather than two-thirds of the votes in each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the Act, amendments to these Articles of Incorporation, mergers and share exchanges, sales of assets other than in the ordinary course of business and dissolution.

ARTICLE 10.

LIMITATION OF DIRECTOR LIABILITY

      To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this Corporation shall not be liable to this Corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 11.

SPECIAL MEETINGS OF SHAREHOLDERS

      The Chairman of the Board, the Chief Executive Officer, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less eighty percent (80%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this Corporation no later than 20 days prior to the date of such meeting one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

ARTICLE 12.

ACTION BY SHAREHOLDERS

      No action required to be taken or that may be taken at an annual or special meeting of the shareholders of this Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE 13.

INCORPORATOR

      The name and address of the incorporator are as follows:

Kathleen McKereghan
1124 Columbia Street
Suite 200
Seattle, WA 98104

Kathleen McKereghan, Incorporator

      Dated:                     , 2004

CONSENT TO APPOINTMENT AS REGISTERED AGENT

      CT Corporation System, through its representative, hereby consents to serve as registered agent, in the state of Washington, for Corixa Washington Corporation. CT Corporation System understands that as agent for the corporation, it will be its responsibility to accept Service of Process in the name of the corporation, to forward all mail and license renewals to the appropriate officer(s) of the corporation, and to immediately notify the Office of the Secretary of State of its resignation or of any changes in the address of the registered office of the corporation for which it serves as registered agent.

Dated:                     , 2004

CT CORPORATION SYSTEM

By:
Name:
Its:

520 Pike Street
Seattle, WA 98101

PROXY	PROXY

CORIXA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORIXA
CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 2004

The undersigned stockholder of Corixa Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April ___, 2004, and hereby appoints Steven Gillis, Ph.D. and Michelle Burris, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Corixa to be held on May 28, 2003, at 1:00 p.m., local time, at the Bell Harbor International Conference Center located at Pier 66, 2211 Alaskan Way, Seattle, Washington, 98121 and at any adjournments or postponements of the annual meeting, and to vote all shares of common stock and preferred stock on an as-converted basis that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

PLEASE SIGN BELOW AND RETURN IMMEDIATELY

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

CORIXA CORPORATION

Proposal 1:
Election of Directors: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01 Steven Gillis, Ph.D.	☐	FOR all nominees	☐	WITHHOLD Authority for All Nominees	☐	FOR All Nominees Except for Nominee Names Crossed
02 Ronald Hunt
03 Robert Momsen
04 Arnold L. Oronsky, Ph.D.
05 Samuel R. Saks, M.D.
06 Gregory Sessler
07 James W. Young, Ph.D.			THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR; FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORIXA FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; AND AS SAID PROXIES DEEM ADVISABLE ON ANY OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Proposal 2:
Approval of the Company’s reincorporation from Delaware to Washington:
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:
Ratification of the selection of Ernst & Young LLP as the independent auditors of Corixa for the fiscal year ending December 31, 2004:
☐ FOR	☐ AGAINST	☐ ABSTAIN

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: ____________________________________, 2004

Signature

Signature

US Stock Transfer

Please Detach Here

You Must Detach This Portion
of the Proxy Card Before
Returning it in the Enclosed
Envelope